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                                                                   Exhibit 10.76

                              AMENDED AND RESTATED
                              ASSIGNMENT OF LEASES,
                           RENTS AND SECURITY DEPOSITS

                                      from

                           MAGNOLIA ASSOCIATES, LTD.,
           286 MADISON, L.P., 290 MADISON, L.P. AND 292 MADISON, L.P.,
                            collectively, as Assignor

                                       to

                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                                   as Assignee

                          Dated as of November 26, 1997

--------------------------------------------------------------------------------
             Prepared and drafted by and after recording, return to:

                            Martha Feltenstein, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
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                              AMENDED AND RESTATED
                ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

            THIS AMENDED AND RESTATED ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (herein, together with all amendments and supplements thereto, this "Assignment"), dated as of this 26th day of November, 1997, by and among MAGNOLIA ASSOCIATES, LTD., a Florida limited partner ship, 286 MADISON, L.P., 290 MADISON, L.P. and 292 MADISON, L.P., each a New York limited partnership, each having an address c/o Tower Realty Operating Partnership, L.P., 120 West 45th Street, 24th floor, New York, New York 10036, as assignor ("Assignor") and MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware, having an address at World Financial Center, North Tower, New York, New York 10281-1326, as assignee (together with its successors and assigns, "As signee").

                              W I T N E S S E T H :

            WHEREAS, simultaneously herewith, Assignor and Assignee have spread the lien of the Original Mortgage to Tower 45 and have consolidated, amended and restated the Original Mortgage and the Additional Mortgages in their entirety to secure indebtedness in the principal amount of One Hundred Seven Million Dollars ($107,000,000) (the "Loan"), which Loan is evidenced by a consolidated, amended and restated mortgage note in the amount of One Hundred Seven Million Dollars ($107,000,000), of even date herewith (together with all amendments, modifications, supplements, restatements, substitutions and replacements thereof or thereto, the "Note"), executed by Assignor in favor of Assignee, secured by the Consolidated, Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of even date herewith, from Assignor to Assignee (the "Mortgage");
and

            WHEREAS, as a condition to making the Loan, Assignee has required that Assignor amend and restate the Assignment of Leases, Rents and Security Deposits dated as of October 16, 1997, made by Assignor to Midland Loan Services, L.P., as assignee (the "Original Assignment"), which Original Assignment has been assigned to Assignee by assignment dated as of October 16, 1997 and as such Original Assignment and assignment thereof is more particularly described on Exhibit B attached hereto.


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            NOW, THEREFORE, Assignor, in consideration of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign, transfer and set over unto Assignee, subject to the terms hereof, all of the right, title and interest of Assignor in and to all of those certain leases now or hereafter affecting all or a portion of the real property more particularly described on Exhibit A hereto (the "Property"), together with all rents, security deposits, income and profits arising from said leases, all modifications, renewals and extensions thereof and any guarantees of the lessee's obligations under said leases (each of said leases and all such guarantees, modifications, renewals and extensions relating thereto being individually referred to as a "Lease" and collectively referred to as the "Leases").

            THIS ASSIGNMENT is an absolute, present and irrevocable assignment and is made for the purpose of securing:

            A. The payment of all sums and indebtedness now or hereafter due and payable under the Note.

            B. Payment of all sums with interest thereon becoming due and payable to Assignee under this Assignment, the Mortgage or the other Loan Documents.

            C. The performance and discharge of each and every obligation, covenant, representation, warranty and agreement of Assignor under this Assignment, the Note, the Mortgage, the Cash Collateral Agreement and any other Loan Document.

            ASSIGNOR hereby covenants and warrants to Assignee that Assignor has not executed any prior assignment of the Leases or the Rents outstanding as of the date hereof except for the Mortgage, nor has Assignor performed any act or executed any other instrument which might prevent Assignee from exercising its rights under any of the terms and conditions of this Assignment or which would limit Assignee in such exercise; and Assignor further covenants and warrants to Assignee that Assignor has not executed or granted any modification whatsoever of any Lease which individually or in the aggregate is likely to result in a material adverse effect on the value of the Property other than any amendment heretofore delivered to Assignee, and that the Leases are in full force and effect and Assignor has neither given to nor received any written notice of default from any Tenant which remains uncured (which individually or in the aggregate might have a material adverse effect


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on the value of the Property) and to the Assignor's knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default under any of the Leases which individually or in the aggregate is likely to result in a material adverse effect on the value of the Property.

            ASSIGNOR further covenants with Assignee: (i) to observe and perform all material obligations imposed upon the lessor under the Leases and, except as permitted under the Mortgage, not to do or permit to be done anything which individually or in the aggregate is likely to result in a material adverse effect on the value of the Property; (ii) not to collect any of the Rents (exclusive of security deposits) more than thirty (30) days in advance of the time when the same shall become due, not to execute any other assignment of lessor's interest in the Leases or assignment of Rents arising or accruing from the Leases or otherwise with respect to the Properties except for the Mortgage; none of the foregoing shall be done or suffered to be done without in each instance obtaining the prior written consent of Assignee (except to the extent such consent is not required pursuant to the terms of the Mortgage), and any of such acts done without the prior written consent of Assignee shall be null and void; and (iii) to execute and deliver, at the request of Assignee, all such further assurances and assignments with respect to the Leases and Rents assigned herein as Assignee shall from time to time reasonably require to implement the terms of this Assignment; provided, however, that no such further assurances and assignments shall increase Assignor's obligations or liability under this Assignment.

            THIS ASSIGNMENT is made on the following terms, covenants and conditions:

            1. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Mortgage.

            2. Subject to the provisions of the Cash Collateral Agreement, Assignee has granted Assignor a license to cause the Rents to be collected and deposited by Tenants in the Property Account (as defined in the Cash Collateral Agreement) in accordance with the terms of the Cash Collateral Agreement.

            3. At any time after the occurrence and during the continuance of an Event of Default, Assignee, without in any way waiving such Event of Default, at its option, upon notice and without regard to the adequacy of the security for the said principal sum, interest and indebtedness secured hereby and by the Mortgage, either


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in person or by agent, upon bringing any action or proceeding, or by a receiver appointed by a court, may enter upon and take possession of the premises described in the Leases and/or the Mortgage and have, hold, manage, lease and operate the same on such terms and for such period of time as Assignee may deem proper. At any time after and during the continuance of an Event of Default, Assignee, either with or without taking possession of said premises in its own name, may demand, sue for or otherwise collect and receive all Rents, including any Rents past due and unpaid, and to apply such Rents to the payment of: (a) all reasonable expenses of managing the Trust Estate, including, without limitation, the reasonable salaries, fees and wages of any managing agent and such other employees as Assignee may reasonably deem necessary and all reasonable expenses of operating and maintaining the Trust Estate, including, without limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which are due and payable and the cost of all alterations, renovations, repairs or replacements, and all reasonable expenses incident to taking and retaining possession of the Trust Estate; and (b) the principal sum, interest and indebtedness secured hereby and by the Mortgage, together with all reasonable costs and reasonable attorneys' fees, actually incurred in such order of priority as Assignee may elect in its sole discretion. The exercise by Assignee of the option granted it in this Section 3 and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default under the Note, the Mortgage or under the Leases or this Assignment. Assignor agrees that the exercise by Assignee of one or more of its rights and remedies hereunder shall in no way be deemed or construed to make Assignee a mortgagee in possession unless and until such time as Assignee takes actual possession of any Property.

            4. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the premises or any portion thereof or any other act or omission of Assignee either in collecting the Rents or, if Assignee shall have taken possession of the premises described in the Leases and/or the Mortgage, in managing such premises after any such Event of Default unless such loss is caused by the gross negligence, willful misconduct or bad faith of Assignee. Assignee shall not be obligated to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any obligation, duty or liability under any Lease or under or by reason of this Assignment, and Assignor shall, and does hereby agree to, indemnify Assignee for, and to hold Assignee harmless prior to the time that Assignee or any Affiliate, nominee or designee of Assignee becomes a mortgagee in possession or fee owner of any Property or otherwise takes possession of the Property following an Event of Default from, any and all liability, loss or damage which Assignee may


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incur as a result of or related to said Leases or under or by reason of this
Assignment and the exercise of its remedies hereunder and under the other Loan Documents and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said Leases, except liability resulting from gross negligence, willful misconduct or bad faith of Assignee. Should Assignee incur any such liability under said Leases or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including reasonable costs and expenses and reasonable attorneys' fees actually incurred, shall be secured hereby, and Assignor shall reimburse Assignee therefor immediately upon demand, and upon the failure of Assignor to do so Assignee may, at its option, exercise Assignee's remedies under the Mortgage as the same relates to the Trust Estate. It is further understood that unless and until Assignee or its Affiliate, nominee or designee shall become a mortgagee in possession or the fee owner of the Property or otherwise takes possession or control of the Property following an Event of Default, this Assignment shall not operate to place responsibility for the control, care, management or repair of said premises upon Assignee, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the premises, or for any negligence in the management, upkeep, repair or control of said premises resulting in loss or injury or death to any tenant, licensee, employee or stranger other than any of the foregoing arising from the gross negligence, willful misconduct or bad faith of Assignee, its employees, officers, agents or representatives.

            5. Upon payment in full of the principal sum, interest and indebtedness secured hereby and by the Mortgage, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing any part of said principal, interest or indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person may, and is hereby authorized to, rely thereon. Assignor hereby authorizes and directs the lessees named in the Leases or any other or future lessee or occupant of the premises described therein or in the Mortgage, upon receipt from Assignee of written notice to the effect that Assignee is then the holder of the Mortgage and that an Event of Default exists thereunder or under any other Loan Document to pay over to Assignee all Rents and to continue so to do until otherwise notified by Assignee. Notwithstanding anything to the contrary contained herein, to the extent all or a portion of


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any Property is released from the lien of the Mortgage pursuant to Sections 6,
11, 38, 46 or 57 thereof, Leases covering such portion of the Property shall be released from this Assignment and Assignee shall execute and deliver to the owner of the Property a written release hereof in recordable form.

            6. Assignee may take or release other security for the payment of said principal sum, interest and indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

            7. Each Assignor agrees that it will, after an Event of Default and the acceleration of indebtedness evidenced by the Note, at the request therefor by As signee, deliver to Assignee certified copies of each and every Lease then affecting all or any part of the Property, together with assignments thereof. Such assignments shall be on forms reasonably approved by Assignee or its designee, and each Assignor agrees to pay all reasonable costs reasonably incurred in connection with the execution and recording of such assignments or any other related documents, including, without limitation, reasonable fees of Assignee's local counsel.

            8. Wherever used herein, the singular (including, without limitation, the term "Lease") shall include the plural, and the use of any gender shall apply to all genders.

            9. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers rights granted it hereunder and shall be deemed to be a waiver by Assignee of any of Assignee's rights and remedies under the Note, the Mortgage, the Cash Collateral Agreement or any other Loan Document. This Assignment is made and accepted without prejudice to any of such rights and remedies possessed by Assignee to collect the principal sum, interest and indebtedness secured hereby and to enforce any other security therefor held by it, and said rights and remedies may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

            10. All notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with the terms of Section 26 of the Mortgage.


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            11. No consent by Assignor shall be required for any assignment or reassignment of the rights of Assignee under this Assignment to any purchaser of the Loan or any interest in or portion of the Loan.

            12. This Assignment was negotiated in New York, and made by Assignor and accepted by Assignee in the State of New York, and the proceeds of the Note delivered pursuant thereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying trans action embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance. This Assignment and the obligations arising hereunder and the provisions for the creation, perfection and enforcement of the Liens and security interest created herein and pursuant to the Mortgage with respect to the Property shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America. Whenever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Assignment. Nothing contained in this Assignment or in any Loan Document shall require either Assignor to pay or Assignee to accept any sum in any amount which would, under applicable law, subject Assignee, any trustee or any holder to penalty or adversely affect the enforceability of this Assignment. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Assignor to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Assignor and Assignee.

            13. Recourse with respect to any claim arising under or in connection with this Assignment by Assignee shall be limited to the same extent as is provided in Section 33 of the Mortgage with respect to claims against Assignor and the other parties named therein by Assignee and the terms, covenants and conditions of Section 33 of the Mortgage are hereby incorporated by reference as if fully set forth herein.

            14. In the event that any provisions of this Assignment and the Mortgage conflict, the provisions of the Mortgage shall control.


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            15. Assignor hereby waives and shall waive trial by jury, to the extent permitted by law, in any action or proceeding brought by, or counterclaim asserted by Assignee which action proceeding or counterclaim arises out of or is connected with this Assignment, the Note or any other Loan Document.

            16. This Assignment may be executed in any number of counter parts.


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            IN WITNESS WHEREOF, each Assignor has duly executed this amended and restated Assignment on the date first hereinabove written.

                                  ASSIGNOR:

                                  MAGNOLIA ASSOCIATES, LTD.,
                                  a Florida limited partnership


                                  By: Tower Orlando GP LLC,
                                      a Delaware limited liability company
                                      Its General Partner


                                      By: Tower QRS No. 3 Corp.,
                                          a Delaware corporation,
                                          Its managing member


                                      By: /s/ Lawrence H. Feldman
                                         -------------------------------------
                                          Name: Lawrence H. Feldman
                                          Title President


                                  286 MADISON, L.P.,
                                  a New York limited partnership


                                  By: Tower Madison GP LLC,
                                      a Delaware limited liability company
                                      Its General Partner


                                      By: Tower QRS No. 4 Corp.,
                                          a Delaware corporation,
                                          Its managing member


                                      By: /s/ Lawrence H. Feldman
                                         -------------------------------------
                                          Name: Lawrence H. Feldman
                                          Title President
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                                  290 MADISON, L.P.,
                                  a New York limited partnership


                                  By: Tower Madison GP LLC,
                                      a Delaware limited liability company
                                      Its General Partner


                                      By: Tower QRS No. 3 Corp.,
                                          a Delaware corporation,
                                          Its managing member


                                      By: /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                          Name:  Lawrence H. Feldman
                                          Title  President


                                  292 MADISON, L.P.,
                                  a New York limited partnership


                                  By: Tower Madison GP LLC,
                                      a Delaware limited liability company
                                      Its General Partner


                                      By: Tower QRS No. 4 Corp.,
                                          a Delaware corporation,
                                          Its managing member


                                      By: /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                          Name:  Lawrence H. Feldman
                                          Title  President
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                                  ASSIGNEE:

                                  MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                  a Delaware  corporation


                                  By: /s/ Lawrence Miller
                                     ---------------------------------------
                                     Lawrence Miller
                                     Director